SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 4, 2011
Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

802 Windy Ridge LN SE
Atlanta, GA 30339
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

Agreement for the Purchase of Moody Construction & Sons, Inc.

On February 4, 2011, GeoBio Energy Inc., a Colorado corporation (“GeoBio”), entered into an equity purchase agreement (the “Moody Purchase Agreement”) to purchase one hundred percent (100%) of the issued and outstanding equity interests of Moody Construction & Sons, Inc. (“Moody”). Under the Moody Purchase Agreement, the parties agreed to a total purchase price equal to the product of (a) the earnings before interest, taxes, depreciation and amortization of Moody for the trailing 12-months prior to the closing date of the acquisition (the “Closing TTM EBITDA”) multiplied by (b) a factor of 3.5 (“Purchase Price”), which shall be payable on the closing date as follows:

(i)	66.67% of the Purchase Price shall be payable in cash; and

(ii)
33.33% of the Purchase Price shall be payable in common stock of GeoBio at a per share price equal to the lesser of (a) the volume-weighted average closing-trading price per share of GeoBio’s common stock for the ten trading days immediately prior to the February 4, 2011 entry into the Moody Purchase Agreement and the ten trading days immediately following February 4, 2011 or (b) $0.55 per share.

GeoBio shall also pay additional consideration based upon Moody’s performance during the two years following the closing of the acquisition, including:

(i)
98% of any increase in Moody’s TTM EBITDA above the Closing TTM EBITDA for the 12 months following closing date (“Year-1 TTM EBITDA”), 50% of which shall be payable in cash, 50% in common stock of GeoBio at a per share price equal to the lesser of (a) the volume-weighted average closing-trading price per share of GeoBio’s common stock for the ten trading days immediately prior to the February 4, 2011 entry into the Moody Purchase Agreement and the ten trading days immediately following February 4, 2011 or (b) $0.55 per share; and

(ii)
17.5% of any increase in Moody’s TTM EBITDA above the Year-1 TTM EBITDA for the period that 12 through 24 months following closing date, payable 100% in common stock of GeoBio at a per share price equal to the lesser of (a) the volume-weighted average closing-trading price per share of GeoBio’s common stock for the ten trading days immediately prior to the February 4, 2011 entry into the Moody Purchase Agreement and the ten trading days immediately following February 4, 2011 or (b) $0.55 per share.

GeoBio shall also pay a cash deposit of fifty thousand Dollars ($50,000.00), payable within 30 days following the February 4, 2011 entry into the Moody Purchase Agreement, which shall be refundable during the initial 60-day due diligence period that commenced upon entry into the Moody Purchase Agreement, and which shall become a non-refundable down payment on, and credit toward, the Purchase Price should GeoBio determine the results of its due diligence to be satisfactory and continue to pursue the acquisition of Moody.

Under the Moody Purchase Agreement, GeoBio also agrees to provide the current President and CEO of Moody with a 3-year employment contract to remain President and CEO of Moody.  Moody’s current principals and management also pledge and agree not to compete with the business of Moody, nor within Moody’s industry anywhere in the following states for a period of five (5) years: Colorado, New Mexico, Utah, Arizona, Wyoming, Idaho, Montana and North Dakota.

The closing date is of the Moody Purchase Agreement is within 90 days following the February 4, 2011 entry into Moody Purchase Agreement, and is subject to GeoBio’s provision of the Purchase Price consideration andsatisfactory due diligence, which shall include, among other things, Moody’s audited financial statements, which shall be provided at Moody’s initial expense, but reimbursable to the sellers of Moody upon closing of the acquisition, and other customary covenants.

Moody Construction, Inc. a Colorado based civil contractor servicing the oil and natural gas drilling and production industry in the Piceance Creek Basin of Colorado.

Section 8– Other Events

Item 8.01Other Events

On February 7, 2011, GeoBio issued a press release regarding closing of the Moody Purchase Agreement, attached as Exhibit 99.13.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

 (d) Exhibits:

EXHIBIT NUMBER                                           DESCRIPTION                                                      LOCATION

99.13                                Press release issued February 7, 2011                                                                Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2011

GEOBIO AVIATION, INC.
/s/ John Sams
By:
John Sams President, Chief Executive Officer